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                                 EXHIBIT 10.30
                                 -------------


                                   SUBLEASE
                                   --------


THIS SUBLEASE made as of the 20th day of August, 1997 by and between Eisai Research Institute of Boston, Inc., a Massachusetts corporation (hereinafter called "Sublessor"), and Vialog Corporation, a Massachusetts corporation (hereinafter called "Sublessee").

WHEREAS, Sublessor is the tenant under a certain Lease dated as of July 2nd, 1996 (the "Prime Lease") wherein Connecticut General Life Insurance Company on behalf of its Separate Account R (the "Prime Landlord") is the landlord with respect to the premises being 2623 rentable square feet of space on the third
(3rd) floor of the building known and numbered as 10 New England Business Center, Andover, Massachusetts (the "Building") which premises are shown on the floor plan attached to the Prime Lease (hereinafter referred to as the "Demised Premises"); and

WHEREAS, the parties desire to enter into a sublease of the Demised Premises upon the terms, provisions and conditions herein contained.

NOW, THEREFORE, it is agreed as follows:

1. Sublessor does hereby lease and demise to Sublessee the Demised Premises together with all the rights and benefits of the Sublessor under the Prime Lease.

2. Sublessee shall pay to Sublessor Annual Base Rent in the amount of Forty-Nine Thousand Eight Hundred Thirty-Seven and No/100 Dollars ($49,837.00) per annum (Nineteen and No/100 Dollars [$19.00] per square foot of Rentable Floor Area of the Demised Premises).

     Said Annual Base Rent shall be paid in equal monthly installments, payable in advance on the first day of each and every month, or prorated for any partial month, commencing on the Commencement Date (as hereinafter defined).

3. The term of this Sublease shall commence on September 1, 1997 (the "Commencement Date") and shall expire on May 31, 1999, unless sooner terminated as herein provided.

4. The Sublessee hereby agrees to perform each and every obligation on the part of the Sublessor contained in the Prime Lease, insofar as the same relates to the Demised Premises. Sublessee shall deliver to Sublessor certificates of insurance listing Sublessor as an additional insured at the time Sublessor is required under the Prime Lease to deliver policies or certificates of insurance to Prime Landlord.

5. The Sublessee agrees to do nothing that would violate any term, provision and condition of said Prime Lease.
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6.   In the event of any default hereunder by the Sublessee, or in the event of any default under said Prime Lease caused by the act or omission of said Sublessee and, if any of such defaults shall continue for a period of fifteen (15) days or more (or such shorter period, but not less than five [5] days, as shall remain before the expiration of the cure period provided under the Prime Lease), after written notice from the Sublessor to the Sublessee designating the nature of the default complained of; or , in the event of any bankruptcy or insolvency of the Sublessee, or the commencement of any proceeding by the Sublessee under any such bankruptcy or insolvency law, State or Federal, now or hereinafter enacted; or, in the event of any involuntary proceeding brought against the Sublessee under any such bankruptcy or insolvency laws, if such proceeding is not dismissed within forty-five (45) days of its filings; or, in the event that the Sublessee shall make an assignment for the benefit of creditors by way of trust mortgage or otherwise, or if any attachment shall be made of this leasehold by mesne process which shall not be discharged within thirty (30) days after written notice from Sublessor to the Sublessee, then and in any such case, the Sublessor may terminate this sublease by giving notice of termination to the Sublessee and this sublease shall thereupon determine on the third day after the date of such notice and the Sublessee covenants to indemnify and hold harmless the Sublessor from and against all loss of rent or other payments which the Sublessor may incur by reason of such termination including reasonable attorney's fees, from time to time upon demand of the Sublessor.

     During the term hereof said Sublessee shall maintain the Subleased Premises and at the expiration or prior termination of said term, yield the same up in good repair, order and condition in all respects, reasonable wear and use, damage by fire and casualty only excepted.

     Sublessee shall have responsibility to maintain the heating, ventilation, air-conditioning, plumbing and electrical systems serving the Demised Premises to the same extent as the Sublessor is required to so maintain the same under the Prime Lease.

     Sublessee agrees that all of its goods and effects are on the Demised Premises at its sole risk and expense and the Sublessor shall not be liable for any loss of such goods or effects for any reason whatsoever.

7. If said Prime Lease shall terminate for any reason whatsoever, this Sublease shall terminate without liability on the part of the Prime Landlord or Sublessor. Sublessor agrees not to enter into a voluntary termination of said Prime Lease.

8. The Sublessor shall have no obligation to provide any services, utilities or the like. All of the same shall be provided by the Prime Landlord as provided in the Prime Lease or by the Sublessee. Sublessee shall pay for certain services as provided in Paragraph 14 hereof.

9. It is expressly understood and agreed that the Sublessee may not assign this Sublease or sublet all or any portion of the Demised Premises or permit any person, firm or corporation to occupy any portion of the Demised Premises as licensee or in any other fashion without the prior written consent of the Sublessor. Sublessor agrees not to

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     unreasonably withhold its consent to an assignment of this Sublease or a sublease of a portion of the Demised Premises provided that: (a) Sublessee is not in default of any obligation hereunder; (b) Sublessor determined in its sole discretion that the proposed assignee or sublessee (i) is a first-class office establishment and would use the Demised Premises solely for the uses permitted under the Prime Lease, and (ii) has a financial standing acceptable to Sublessor as evidenced by financial statements in scope and substance satisfactory to Sublessor and in conformity with generally accepted accounting principles and, if requested by Sublessor, certified by a certified public accountant acceptable to Sublessor; and (c) the rent charged by Sublessee on a square footage basis shall not be less than the Annual Base Rent and additional rent due hereunder, on a square footage basis. In the case of an assignment, the proposed assignee must specifically assume and agree in writing to be bound by all of the obligations of the Sublessee hereunder.

10. The Sublessee agrees to hold harmless and indemnify the Sublessor of and from all damages, costs and expenses and losses which the Sublessor may incur under the Prime Lease or for which Sublessor may be liable to Prime Landlord by reason of the Sublessee's default hereunder which are the subject matter of any indemnity or hold harmless of Sublessor to Prime Landlord under the Prime Lease or which would constitute a default on the part of the Sublessor under said Prime Lease. The Sublessor agrees to hold harmless and indemnify the Sublessee of and from all damages, costs and expenses which the Sublessee may incur under the Prime Lease or for which Sublessee may be liable to Prime Landlord by reason of Sublessor's default hereunder which are the subject matter of any indemnity or hold harmless of Sublessor to Prime Landlord under the Prime Lease would constitute a default of the Sublessor under the Prime Lease.

11. The Sublessee shall indemnify and hold harmless the Sublessor from and against the claims and demands of all persons on account of injury to person, including death and including employees of the said Sublessee or damage to property occurring on or in the Demised Premises unless such injury or damage shall be due solely to the act of the Sublessor or its employees.

12. Sublessee shall pay for any additional insurance premiums which shall be charged to Sublessor by reason of Sublessee's occupancy of the Subleased Premises.

13. The Sublessee agrees that Sublessee has inspected the Demised Premises, found the same to be acceptable in all respects, and acknowledges that neither of Prime Landlord nor Sublessor shall have any responsibility to make repairs or improvements to comply with Sublessor's obligations to deliver the Subleased Premises to the Sublessee. Any alterations or additions to the Demised Premises shall be at the sole expense of the Sublessee and shall require the approval of the Sublessor (and the Prime Landlord if required under the terms of the Prime Lease). By acceptance of this Sublease, Sublessor agrees that any alterations or additions approved by Prime Landlord and Sublessor need not be removed at the termination of the Prime Lease or Sublease unless such removal is made a condition of such approval. Sublessee has advised Sublessor that it intends to subdivide the existing conference room in the Demised Premises to create two individual

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     offices by installing a non-structural partition wall. Subject to
     Sublessor's review and approval of architectural plans therefore, and reserving it rights to condition its approval on the subsequent restoration of the Demised Premises, the Sublessor acknowledges that it has no objection to Sublessee's proposed alterations as aforesaid.

14. Without limiting the generality of Section 4 of this Sublease, Sublessee agrees to pay to the Sublessor the following:

     (a) all charges for electricity as set forth in Section 4.4 of the Prime Lease;

     (b) Tenant's Share of Premises Expenses as set forth in Section 4.2 of the Prime Lease, including any Estimated Premises Expense Payments required under Section 4.3 of the Prime Lease.


     All of the foregoing payments shall be made by the Sublessee at the time and in the manner required of Sublessor under the Prime Lease.

15. Sublessee shall pay to Sublessor a security deposit of Eight Thousand Three Hundred Six and 16/100 Dollars ($8,306.16) (the "Deposit") which Deposit shall be held by Sublessor without interest as security for the faithful performance by Sublessee of all of the terms of this Sublease by Sublessee to be observed and performed. If Sublessee defaults and said default is not cured within any applicable cure period under any of the terms of this Sublease, Sublessor may, at its option and without prejudice to any other remedy, apply all or any portion of the Deposit to the loss suffered by Sublessor as a result of such default and Sublessee shall forthwith upon demand restore the Deposit to the original sum deposited. If Sublessee elects to so apply all or any portion of the Deposit as aforesaid, it shall notify Sublessee of such application within a reasonable period of time thereafter. Should Sublessee comply with all of the terms of this Sublease, the Deposit will be returned to Sublessee at the end of the term of this Sublease.

16. Sublessor and Sublessee each represent to the other that no broker was involved in the transaction reflected by this Sublease except Trammel Crow Company, and each of Sublessor and Sublessee agree to indemnify the other party against any loss resulting from breach of this representation. Sublessor shall be responsible for the commission to be paid to Trammel Crow Company in connection with this Sublease in the amount of Six Thousand Five Hundred and Fifty-Seven and 50/100 Dollars ($6,557.50).

17. This Sublease is subject and subordinate to the Prime Lease. Whenever any obligation on the part of Sublessor under this Sublease is, in fact, an obligation to be performed by the Prime Landlord under the Prime Lease, Sublessor's liability herein shall be to use reasonable efforts to obtain performance by such party. If, notwithstanding Sublessor's reasonable efforts, such party shall fail to perform any of its obligations as aforesaid, Sublessee may, in Sublessor's name but at Sublessee's expense, seek to enforce such party's obligations. Sublessor agrees to use reasonable efforts to arrange for Sublessee's name to be added by Prime Landlord to the Tenant directory in the Main Lobby of the

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     Building and at the entranceway door to the Demised Premises. Any reasonable costs associated therewith shall be borne by Sublessor.

18. No oral agreement or prior written matter shall have any force or effect. Sublessee agrees that it is not relying on any representations or agreements other than those contained in this Sublease. This Sublease shall not be modified or cancelled except by a writing executed by Sublessor and Sublessee.

19. All notices required or permitted hereunder shall be given to the parties in the manner provided in the Prime Lease addressed as follows:

     if addressed to Sublessor:

          Eisai Research Institute of Boston, Inc.
          One Corporate Drive
          Andover, MA 01810
          Attn:  President

     with a copy to:

          Yutaka Ishizaka, Director
          Lampert-Ishizaka Associates
          79 Miller Avenue
          Tarrytown, NY 10591

     further with a copy to:

          Jonathan L. Moll, Esq.
          Jeffrey L. Musman, Esq.
          Goldstein & Manello, P.C.
          265 Franklin Street
          Boston, MA 02110

     if addressed to Sublessee:

          Vialog Corporation
          10 New England Business Center, Suite 302
          Andover, MA 01810 until the
          Commencement Date and, thereafter, at
          the Demised Premises

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     with a copy to:

          Jeffrey L. Donaldson, Esq.
          Mirick, O'Connell, DeMallie & Lougee
          1700 Bank of Boston Tower
          Worcester, MA 01608

     Sublessor and Sublessee agree promptly to deliver a copy to the other of any notice, demand, request consent or approval from such party to Prime Landlord or received from Prime Landlord.

20. Sublessee, subject to the terms and provisions of the Sublease and on payment of the rent and observing, keeping and performing all of the terms and provisions of this Sublease on its part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Demised Premises during the term hereof without hindrance or ejection by any persons lawfully claiming under Sublessor.

21.  Sublessor represents to Sublessee to its knowledge that:

     (a)  the Prime Lease is, as of the date hereof, in full force and effect;
          and

     (b) no event of default has occurred under the Prime Lease and no event has occurred and is continuing which would constitute an event of default but for the requirement of the giving of notice and/or the expiration of the period of time to cure.

22. This Sublease shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

23. This Sublease and the obligations of the parties herewith are expressly conditioned upon Sublessor's obtaining prior written consent hereto by Prime Landlord. Sublessee shall promptly deliver to Sublessor any information reasonably requested by Prime Landlord in connection with its approval of this Sublease.

     It is expressly understood and agreed that no shareholder, officer or director of the Sublessor shall ever be personally or individually liable for the obligation of the Sublessor hereunder.

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

EXECUTED under seal the day and year first above written.

                                     EISAI RESEARCH INSTITUTE
                                      OF BOSTON, INC.


                                     By:/S/
                                        -----------------------------------

                                     VIALOG CORPORATION


                                     By:/S/ Glenn D. Bolduc
                                        -----------------------------------
                                        President & CEO



                                    CONSENT
                                    -------


The undersigned, Connecticut General Life Insurance Company, on behalf of its Separate Account R, being the landlord under the Prime Lease above referenced, hereby grants its consent to this Sublease, subject to the following terms, conditions, provisions and agreements:


(1)  Neither the Sublease, nor this consent thereto, shall:

     (a) Release or discharge Sublessor from any liability, whether past, present or future, under the Prime Lease.

     (b) Be construed to modify, waive or affect any of the terms, covenants, conditions, provisions or agreements of the Prime Lease, or any of our rights thereunder, or to enlarge or increase our obligations thereunder.

     (c) Be construed as a consent by us to any further subletting by either Sublessor or Sublessee or to any assignment by the Sublessee of the Sublease, whether or not the Sublease purports to permit the same and, without limiting the generality of the foregoing, both Sublessor and the Sublessee agree that the Sublessee has no right whatsoever to assign, mortgage or encumber the Sublease; nor to sublet any portion of the Demised Premises or permit any portion of the Demised Premises to be used or occupied by any other party; in connection therewith, both Sublessor and the Sublessee agree that an assignment by operation of law or a transfer of control of Sublessee (including, but not limited to, transfer of the controlling interest of the stock of Sublessee, if Sublessee is a corporation) shall be deemed to a prohibited assignment hereunder.

(2) In the event of Sublessor's default under the provisions of the Prime Lease, the rent due from the Sublessee under the Sublease shall be deemed assigned to us; and we shall have the right, under such default, at any time, at our option, to give notice of such assignment

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     to the Sublessee. *We shall credit Sublessor with any rent received by us under such assignment but the acceptance of any payment on account of rent from the Sublessee as the result of any such default shall in no manner whatsoever be deemed an attornment by the Sublessee to us **in the absence of a specific written agreement signed by us to such an effect, or serve to release Sublessor from any liability under the terms, covenants, conditions, provisions or agreements under the Prime Lease.

(3) Sublessor and Sublessee agree and acknowledge that our consent herein shall not create nor be deemed to be the basis of creating any covenant, representation, or warranty, express or implied, on our part with respect to the terms of the Sublease, Sublessee's use and enjoyment of the Demised Premises, or any other matter arising out of or in connection with the Sublease.

(4) This consent is not assignable; nor shall this consent be a consent to any amendment, or modification of the Sublease, without our prior written consent.

(5) Notwithstanding the provisions of the Prime Lease to the contrary, the undersigned (i) waives its rights under Section 6.1.6 of the Prime Lease to terminate the Prime Lease and (ii) agrees that any amounts received by Sublessor from Sublessee in excess of Annual Base Rent and additional rent under the Prime Lease need only by paid by Sublessor to Prime Landlord at the end of each lease year of the Term of the Prime Lease.

(6) To the undersigned's knowledge the Prime Lease is, as of the date hereof, in full force and effect and no event of default has occurred under the Prime Lease and no event has occurred and is continuing which would constitute an event of default but for the requirement of the giving of notice and/or the expiration of the period of time to cure.

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(7)  Sublessee has advised Sublessor and Prime Landlord that it intends to subdivide the existing conference room in the Demised Premises to create two (2) individual offices by installing a nonstructural partition wall. Subject to Prime Landlord's review and approval of architectural plans, therefore, and reserving its rights to condition its approval on the subsequent restoration of the Demised Premises, the Prime Landlord acknowledges that it has no objection to Sublessee's proposed alteration, as aforesaid.

                                    CONNECTICUT GENERAL LIFE
                                     INSURANCE COMPANY
                                    on behalf of its Separate Account R



                                    By:  CIGNA Investments, Inc.


                                    By:/S/ James H. Rogers
                                       ----------------------------------------
                                       James H. Rogers
                                       Managing Director


*Upon such notice and until further notice, Sublessee shall pay all rent and other amounts owing hereunder directly to us as instructed in such notice.

**or our recognition of Sublessee as the successor to Sublessor as tenant under the Prime Lease.

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